UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

Form 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported):  09/27/2012

NUTRI SYSTEM INC DE
(Exact name of registrant as specified in its charter)

Commission File Number:  0-28551

DE	23-3012204
(State or other jurisdiction of	(IRS Employer
incorporation)	Identification No.)

Fort Washington Executive Center
600 Office Center Drive
Fort Washington, PA 19034
(Address of principal executive offices, including zip code)

215 706 5300
(Registrant’s telephone number, including area code)

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:
[  ]   Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

[  ]   Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

[  ]   Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

[  ]   Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02.    Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers

As previously disclosed, on April 4, 2012, Nutrisystem, Inc. (the "Company") entered into a letter agreement (the "Agreement") with Joseph M. Redling, the Company's President and Chief Executive Officer and a member of the Company's Board of Directors, pursuant to which it was contemplated that Mr. Redling's employment with the Company would cease on September 30, 2012 or such earlier date requested by the Company on 15 days prior written notice (the "Cessation Date"). On September 27, 2012, the Company entered into a letter agreement amendment to the Agreement (the "Amendment") with Mr. Redling which extended the Cessation Date to November 2, 2012 or such earlier date requested by the Company on 15 days prior written notice. The Agreement remains in full force and effect, as modified by the Amendment.

The description of the Amendment herein does not purport to be complete and is qualified in its entirety by reference to the Amendment, a copy of which is filed as Exhibit 10.1 to this Current Report on Form 8-K and is incorporated herein by reference.

The Company issued a press release announcing the extension of the Cessation Date, which is furnished as Exhibit 99.1 to this Current Report on Form 8-K.

Item 9.01.    Financial Statements and Exhibits

(d) Exhibits

Exhibit No.        Description

10.1        Letter Agreement Amendment between Nutrisystem, Inc. and Joseph M. Redling, dated September 27, 2012

99.1        Press Release, dated September 27, 2012

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

NUTRI SYSTEM INC DE

Date: September 27, 2012	By:	/s/ David D. Clark
David D. Clark
Chief Financial Officer

EXHIBIT INDEX

Exhibit No.	Description
EX-10.1	Letter Agreement Amendment between Nutrisystem, Inc. and Joseph M. Redling, dated September 27, 2012
EX-99.1	Press Release, dated September 27, 2012